UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: April 1, 2020

(Date of earliest event reported)

Invitae Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36847	27-1701898
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

1400 16th Street, San Francisco, California 94103

(Address of Principal Executive Offices) (zip code)

(415) 374-7782

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NVTA	The New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

Invitae Corporation (the “Company”) is withdrawing its revenue, test volume and cash burn guidance for 2020 that the Company previously provided, due to the unknown duration and extent of COVID-19’s impact on the Company’s business, and the healthcare system in general. While it is too early to predict the full impact COVID-19 will have on the Company’s business, the Company expects it to have a material impact on its financial results for at least the next quarter and potentially the full year. In response to the pandemic, the Company has implemented measures to protect the health of all employees during this time with additional measures in place to better protect its on-site lab production and support teams. The Company’s production facilities currently remain fully operational. The Company plans to provide more information on its first quarter of 2020 earnings call based on the information available at that time.

The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to: statements regarding the impact of the COVID-19 pandemic on the Company’s business and financial results; and the Company’s plans to provide financial guidance and information. The Company has based these forward-looking statements on its current expectations and projections about future events and trends that the Company believes may affect its financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial requirements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the effect of the COVID-19 pandemic on the Company’s business and the success of any measures the Company has taken or may take in the future in response thereto; risks associated with the Company’s ability to develop and commercialize new tests and expand into new markets; the Company’s ability to use rapidly changing genetic data to interpret test results accurately, consistently and quickly; the Company’s history of losses; the Company’s need to scale its infrastructure in advance of demand for its tests and its ability to increase demand for its tests; the Company’s ability to drive revenue; the Company’s ability to achieve and maintain positive cash flows and to execute its strategy to create a profitable long-term business; the Company’s ability to integrate and scale acquired businesses and realize the intended benefits of such acquisitions; the risk that the Company may not obtain or maintain sufficient levels of reimbursement for its tests; laws and regulations applicable to the Company’s business, including potential regulation by the Food and Drug Administration and measures taken by government authorities in response to the COVID-19 pandemic; the risk that Medicare and other payers may change the pricing or other terms for reimbursement, or not reimburse for the Company’s tests in the future, or fail to make timely payments; the impact of economic conditions, unemployment levels and loss of health insurance benefits on the Company’s business; the Company’s ability to compete; and the other risks set forth in the Company’s filings with the Securities and Exchange Commission, including the risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. These forward-looking statements speak only as of the date hereof, and the Company disclaims any obligation to update these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVITAE CORPORATION

Date: April 1, 2020	By:	/s/ Shelly D. Guyer
	Name:	Shelly D. Guyer
	Title:	Chief Financial Officer